Exhibit 99.1
Citigroup Inc.
SGD 76,500,000 4.05% Subordinated Notes due June 2016
(to be consolidated and form a single series with the SGD 215,000,000 4.05% Subordinated Notes due June 2016 issued on 29 June 2006)
under the
Programme for the issuance of
Euro Medium-Term Notes, Series B

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Singapore Dollars ("SGD")
3.	(i) Nominal Amount of Tranche: (ii) Aggregate Nominal Amount of the Series:	SGD 76,500,000 SGD 291,500,000
4.	Issue Price:	105.653% of the Nominal Amount of Tranche plus accrued interest at 4.05% per annum for the period from and including December 29, 2006 to but excluding the Issue Date (125 days).
5.	Specified Denominations:	SGD 250,000
6.	Issue Date:	3 May 2007
7.	Maturity Date:	29 June 2016
8.	Interest Basis:	The Notes will bear interest payable semi-annually in arrears at a fixed rate of interest as described below
9.	Redemption/Payment Basis:	Redemption at par
10.	Status of the Notes:	Subordinated
PROVISIONS RELATING TO INTEREST
11.	Fixed Rate Note Provisions:	Applicable
	(i) Rate of Interest:	4.05% per annum payable semi-annually in arrears
(ii) Interest Payment Dates:
29 June and 29 December in each year from, and including, 29 June 2007 to, and including, the Maturity Date, subject in each case, to adjustment in accordance with the Modified Following Business Day Convention

	(iii) Day Count Fraction:	Actual/365 Fixed (unadjusted)
PROVISIONS RELATING TO REDEMPTION
12.	Final Redemption Amount:	Par
13.	Early Redemption Amount:	Par, payable on event of default or redemption for taxation reasons.
GENERAL PROVISIONS APPLICABLE TO THE NOTES
14.	Form of Notes:	Bearer Notes.
15.	Additional Financial Centers relating to Payment Dates:	London, New York and Singapore
16.	Consolidation provisions:	Applicable.
DISTRIBUTION
17.	TEFRA:	The D Rules are applicable
18.	ISIN:	XS0258939643
19.	Common Code:	025893964